Exhibit 99.1

Pediatric Services of America, Inc. Announces

Third Quarter Results For Fiscal Year 2005

Norcross, GA. — (BUSINESS WIRE) — August 9, 2005 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) announces financial results for the third quarter of fiscal year 2005.

The highlights of PSAI’s fiscal 2005 third quarter results include:

•	A year over year increase in quarterly net revenue of 8%

•	A record number of nursing hours staffed – 798,000

•	Record cash collections of $67.2 million

For the third quarter of fiscal 2005, net revenue increased 8% to $63,271,000 from $58,413,000 in the same period of fiscal year 2004. Operating income increased 14% to $2,556,000 for the third quarter of fiscal year 2005 as compared to $2,245,000 for the third quarter of fiscal year 2004. Net income was $1,474,000 for the third quarter of fiscal year 2005 as compared to net income of $1,043,000 for the third quarter of fiscal year 2004. Diluted net income per share was $0.19 in the third quarter of fiscal year 2005 as compared to $0.14 for the third quarter of fiscal year 2004. There were year-over-year increases in operating contribution margins in two of the three segments of our business. The increases in net income and earnings per share were aided by a decrease of approximately $200,000 to income tax expense due to the application of newly enacted rates to existing deferred balances.

“We continue to see increased demand for our services as evidenced by the year-over-year revenue growth in each of our segments,” said Daniel J. Kohl, President and CEO of PSAI. “We logged a record number of nursing hours staffed for the third consecutive quarter. In addition, we had improved contribution margin rates in both the Nursing/PPEC and Pharmacy segments. Our liquidity position is strong as evidenced by the net cash provided by operating activities increasing to $8,693,000 for the nine months ended June 30, 2005.

“During the quarter we continued executing on the action items identified with the Board to maximize the value of each of our segments,” continued Mr. Kohl. “As our strategic plan takes shape, we’ll announce updates as events warrant.

The Company is raising earnings guidance for fiscal year 2005. We now expect that the EPS, based upon operations from our current business segments, will be in the range of $0.64 to $0.68 per diluted share for fiscal 2005.

Conference Call

A conference call to discuss these results has been scheduled for Tuesday, August 9, 2005 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press the asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until August 23, 2005 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 8365765#.

PSAI provides comprehensive pediatric home health care services through a network of over 120 branch offices in 21 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs), pharmacy services and home medical equipment. Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact:	Pediatric Services of America, Inc.
Daniel J. Kohl, President/CEO
or
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580
or
Brian Ritchie, Noonan Russo
(212) 845-4269

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$63,271	$58,413	$191,555	$179,276
Costs and expenses:
Costs of goods and services	35,989	33,236	110,669	100,854
Other operating costs and expenses
Salaries, wages and benefits	10,777	10,858	32,983	31,685
Business insurance	2,003	1,613	5,577	5,891
Overhead	4,487	4,291	12,809	12,410

Other operating costs and expenses	17,267	16,762	51,369	49,986
Corporate, general and administrative
Salaries, wages and benefits	3,533	3,074	10,211	10,219
Business insurance	62	40	152	127
Professional services	1,227	605	3,029	1,759
Overhead	745	701	2,214	2,288

Corporate, general and administrative	5,567	4,420	15,606	14,393
Provision for doubtful accounts	794	792	2,436	2,831
Depreciation and amortization	1,098	958	3,242	2,762

Total costs and expenses	60,715	56,168	183,322	170,826

Operating income	2,556	2,245	8,233	8,450
Other income	—	—	65	5
Interest income	56	63	149	112
Interest expense	(628)	(604)	(1,873)	(1,719)

Income before income tax expense	1,984	1,704	6,574	6,848
Income tax expense	510	661	2,468	2,656

Net income	$1,474	$1,043	$4,106	$4,192

Net income per share data:
Basic	$0.20	$0.15	$0.57	$0.61

Diluted	$0.19	$0.14	$0.54	$0.57

Weighted average shares outstanding:
Basic	7,252	6,973	7,185	6,925

Diluted	7,697	7,488	7,598	7,389

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	June 30, 2005 (Unaudited)	September 30, 2004
Cash and cash equivalents	$14,157	$8,159
Accounts receivable, less allowance for doubtful accounts	38,861	40,403
Long-term obligations, net of current maturities	20,354	20,385
Total stockholders’ equity	72,078	66,451

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment and Services	Consolidated Total
Three Months Ended June 30, 2005
Net revenue	$28,700	$21,296	$13,275	$63,271
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	16,906	250	242	17,398
Pharmacy product and supplies	1	14,490	924	15,415
Disposables/supplies	17	100	3,059	3,176

Total cost of goods and services	16,924	14,840	4,225	35,989
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,822	2,341	3,614	10,777
Business insurance	1,117	255	631	2,003
Overhead	1,768	774	1,945	4,487

Total operating costs and expenses	7,707	3,370	6,190	17,267
Provision for doubtful accounts	188	116	490	794
Depreciation	88	95	758	941

Branch office contribution margin	$3,793	$2,875	$1,612	$8,280

Three Months Ended June 30, 2004
Net revenue	$26,674	$19,294	$12,445	$58,413
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	15,913	235	239	16,387
Pharmacy product and supplies	—	13,128	846	13,974
Disposables/supplies	17	148	2,710	2,875

Total cost of goods and services	15,930	13,511	3,795	33,236
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,835	2,110	3,913	10,858
Business insurance	1,093	158	362	1,613
Overhead	1,816	816	1,659	4,291

Total operating costs and expenses	7,744	3,084	5,934	16,762
Provision for doubtful accounts	189	239	364	792
Depreciation	94	58	665	817

Branch office contribution margin	$2,717	$2,402	$1,687	$6,806

	Three Months Ended June 30,
	2005	2004
Total profit for reportable segments	$8,280	$6,806
Corporate, general and administrative	(5,567)	(4,420)
Corporate depreciation and amortization	(157)	(141)
Interest income	56	63
Interest expense	(628)	(604)

Income before income tax expense	$1,984	$1,704

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment and Services	Consolidated Total
Nine Months Ended June 30, 2005
Net revenue	$86,043	$65,796	$39,716	$191,555
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	51,209	920	808	52,937
Pharmacy product and supplies	1	45,772	2,633	48,406
Disposables/supplies	58	399	8,869	9,326

Total cost of goods and services	51,268	47,091	12,310	110,669
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	14,713	6,917	11,353	32,983
Business insurance	3,327	728	1,522	5,577
Overhead	5,224	2,441	5,144	12,809

Total operating costs and expenses	23,264	10,086	18,019	51,369
Provision for doubtful accounts	615	166	1,655	2,436
Depreciation	279	272	2,217	2,768

Branch office contribution margin	$10,617	$8,181	$5,515	$24,313

Nine Months Ended June 30, 2004
Net revenue	$79,290	$62,781	$37,205	$179,276
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	46,972	705	746	48,423
Pharmacy product and supplies	2	41,325	2,473	43,800
Disposables/supplies	55	461	8,115	8,631

Total cost of goods and services	47,029	42,491	11,334	100,854
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	14,184	5,993	11,508	31,685
Business insurance	3,851	669	1,371	5,891
Overhead	5,352	2,294	4,764	12,410

Total operating costs and expenses	23,387	8,956	17,643	49,986
Provision for doubtful accounts	704	759	1,368	2,831
Depreciation	282	158	1,896	2,336

Branch office contribution margin	$7,888	$10,417	$4,964	$23,269

	Nine Months Ended June 30,
	2005	2004
Total profit for reportable segments	$24,313	$23,269
Corporate, general and administrative	(15,606)	(14,393)
Corporate depreciation and amortization	(474)	(426)
Other income	65	5
Interest income	149	112
Interest expense	(1,873)	(1,719)

Income before income tax expense	$6,574	$6,848